Exhibit 21

W.W. GRAINGER, INC.

Subsidiaries and Affiliated Companies
(as of January 31, 2013)

Subsidiaries (51% or more ownership)

Name of Company	Where Organized
779146 Canada Inc.	Canada
Acklands - Grainger Inc.	Canada
American Fabory Corporation	Delaware
Beleggingsmij Maasoever Rotterdam B.V.	Netherlands
BMF Finance B.V.	Netherlands
BMF Fundco B.V.	Netherlands
BMF Management Services B.V.	Netherlands
BMFGH Holding B.V.	Netherlands
BMFGH Manpar B.V.	Netherlands
Borstlap International B.V.	Netherlands
Combori N.V.	Belgium
CV Noordoever (85%)	Netherlands
Dayton Electric Manufacturing Co.	Illinois
Dutch Industrial Fasteners B.V.	Netherlands
Fabory Asia B.V.	Netherlands
Fabory Bulgaria EOOD	Bulgaria
Fabory Canada Inc.	Canada
Fabory Centres Belgium N.V.	Belgium
Fabory CZ Holding S.R.O.	Czech Republic
Fabory France S.A.	France
Fabory Industrial Services B.V.	Netherlands
Fabory Kötoelem Kereskedelmi KFT	Hungary
Fabory Masters in Fasteners Group B.V.	Netherlands
Fabory Nederland B.V.	Netherlands
Fabory Overseas Holding B.V.	Netherlands
Fabory Poland SPZOO	Poland
Fabory Portugal Lda.	Portugal
Fabory Shanghai Co. Ltd.	China
Fabory Slovakia SRO	Slovakia
Fabory Spain S.L.	Spain
Fabory Special Projects B.V.	Netherlands
Fabory SRL	Romania
Fabory UK Holdings Ltd.	United Kingdom
Fabory UK Ltd.	United Kingdom

Fabory U.S.A., Ltd.	Delaware
FFSA S.A.	France
Fixbolt (Suhzou) Co., Ltd. Taicang	China
Fixbolt B.V.	Netherlands
GHC Specialty Brands, LLC	Wisconsin
GMMI LLC	Delaware
Grainger Asia Pacific K.K.	Japan
Grainger Brasil Comércio e Distribuição Ltda.	Brazil
Grainger Brasil Participacoes Ltda.	Brazil
Grainger Canada Holdings ULC	Canada
Grainger Caribe, Inc.	Illinois
Grainger China LLC	China
Grainger Colombia Holding Company, LLC	Delaware
Grainger Colombia S.A.S. (80%)	Colombia
Grainger Dominicana SRL	Dominican Republic
Grainger Global Holdings, Inc.	Delaware
Grainger Global Trading (Shanghai) Company Limited	China
Grainger India Private Limited	India
Grainger Industrial MRO de Costa Rica, S.R.L.	Costa Rica
Grainger Industrial Supply India Private Limited	India
Grainger International Holdings B.V.	Netherlands
Grainger International, Inc.	Illinois
Grainger Japan Holdings, Inc.	Delaware
Grainger Japan, Inc.	Delaware
Grainger Latin America Holding Company, Inc.	Delaware
Grainger Management LLC	Illinois
Grainger Mexico LLC	Delaware
Grainger Panama S.A.	Panama
Grainger Panama Services S. de R.L.	Panama
Grainger Peru S.R.L.	Peru
Grainger Registry Services, LLC	Delaware
Grainger Safety Services, Inc.	Delaware
Grainger Service Holding Company, Inc. (d/b/a Grainger Lighting Services	Delaware
Grainger Services International Inc.	Illinois
Grainger Services Network, Inc.	Delaware
Grainger Trinidad, Inc.	Delaware
Grainger, S.A. de C.V.	Mexico
GWW Investments C.V.	Netherlands
Hamos België BVBA	Belgium
Hamos Holland B.V.	Netherlands
Imperial Supplies Holdings, Inc.	Delaware
Imperial Supplies LLC	Delaware
Inbema N.V.	Curaçao Netherlands Antilles
India Pacific Brands	Mauritius
Klaassen Fasteners B.V.	Netherlands

Klaassen Fasteners BVBA	Belgium
LN Participacoes Ltda.	Brazil
Metric Fasteners Corporation	Delaware
MonotaRO Co., Ltd. (52.42%)	Japan
Mountain Ventures WWG III, LLC	Delaware
Mountain Ventures WWG IV, LLC	Delaware
Mountain Ventures WWG V, LLC	Delaware
Mountain Ventures WWG VI, LLC	Delaware
Mountain Ventures WWG, LLC	Delaware
Mountain Ventures WWG, VII, LLC	Delaware
MRO Soluciones, S.A. de C.V.	Mexico
Pimentel Fasteners B.V.	Netherlands
Pro Tool Point Supply, Inc.	Illinois
PSS West, Inc.	California
Safety Registry Services, LLC	Delaware
Solus Sécurité Inc.	Canada
Techni-Tool, Inc.	Pennsylvania
WEX WWG VIII, LLC	Delaware
WWG de Mexico, S.A. de C.V.	Mexico
WWG International Finance C.V.	Netherlands
WWG Servicios, S.A. de C.V.	Mexico
WWGH LLC	Delaware
Zoro Tools, Inc.	Delaware

Affiliates (50% and less ownership)

Name of Company	Where Organized
Sterling Fabory India Private Ltd. (50%)	India